Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) between Medbox, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”) is dated as of September 4, 2015.

RECITALS

A. The Company and the Purchaser entered into that certain Securities Purchaser Agreement (the “Agreement”), on August 14, 2015. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

B. The Company and the Purchaser desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	AMENDED PROVISIONS OF THE AGREEMENT

The Agreement is hereby amended as follows:

1.1. Section 2.1 of the Agreement shall be deleted and restated in its entirety as follows:

“The Purchaser will purchase an aggregate of $3,978,880 in Subscription Amount of Debentures. The purchase will occur in nine (9) tranches (each a “Tranche,” and collectively the “Tranches”), with the first Tranche of $650,000 being closed on upon execution of this Agreement (the “First Closing”). The second through ninth Tranches will be for the amounts and will occur on the dates set forth on Schedule 1 hereto. The Purchaser shall not be required to fund any of the second through ninth Tranches if the Company is in default of any Debenture or the Equity Conditions (as defined in the Debenture) are not met on each of such Closing Dates.

1.2. Schedule 1 of the Agreement is hereby amended and restated in its entirety as set forth on Schedule 1 hereto.

2.	MISCELLANEOUS.

2.1. Execution in Counterparts, Facsimile Signature. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the parties hereto. Telefacsimile or “pdf” transmissions of any executed original document and/or retransmission of any executed telefacsimile or “pdf” transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party, the other parties shall confirm telefacsimile or “pdf” transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

2.2. Waivers; Amendment. This Amendment may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties to the Agreement. No failure to exercise, and no delay in exercising, any right, power or privilege under this Amendment shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies that any party may have at law or in equity.

2.3. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be made in accordance with the Agreement and shall be deemed to be delivered and received in accordance with the Agreement.

2.4. Ratification. Except as modified hereby, the Agreement is hereby ratified and confirmed and, as so amended, remains in full force and effect on the date hereof.

2.5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

2.6. Section Headings; Gender. The Section headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof. The use of neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

MEDBOX, INC.

By:	/s/ C. Douglas Mitchell
Name: C. Douglas Mitchell
Title: CFO

REDWOOD MANAGEMENT, LLC

By:	/s/ John DeNobile
Name: John DeNobile
Title: Manager

Schedule 1

Date	Amount
08/14/15	$650,000
08/21/15	$82,220
08/28/15	$207,220
09/04/15	$457,220
09/11/15	$82,220
Three (3) Business Days after the Registration Statement is filed with the Commission	$250,000
Eight (8) Business Days after the Registration Statement is filed with the Commission	$250,000
Three (3) Business Days after the SEC Effective Date	$1,250,000
Seven (7) Business Days after the SEC Effective Date	$750,000